                                                                   Exhibit 10.11


                STOCK PURCHASE AGREEMENT, AUDIATUR AB, STOCKHOLM


1. Nortelco AS, Oslo, buys 80% of the shares in Audiatur AB and 100% of the subsidiary company Audiatur AS, Horten.


2. The total price is amounting to SEK 1,500,000,-. of this NOK 50,000.- for Audiatur AS.

     The purchase split is as follows:

     Nortelco AS buys 50% from Marc Oldmar - 2,500 shares at the price of SEK 1,050,000,-.

     Nortolco AS buys 10% from Carl Eric Modin - 500 shares at the price of SEK 150,000,-.

     Nortelco AS buys 10% from Britt Geijer - 500 shares at the price of SEK 150,000,-.

     Nortelco AS buys 10% from Kjell Carling - 500 shares at the price of SEK 150,000,-.


3.   Payment of SEK 100,000,- to Carl Eric Modin, Britt Geijer, Kjell
     Carling is to be made to each on September 1, 1993, and SEK 50,000, to each of the three mentioned above on July 1, 1994. Payment to Marc Oldmar is to be made by two equal payments: SEK 525,000,- on July 1, 1995 (interest-free on SEK 1,050,000,-) and SEK 525,000,- plus interest at a
     rate as high-interest account when due on July 1, 1995.  All secured.   Of
     the amount SEK 1,050,000,-, SEK 300,000,- is dependant on profit in such a way that 70% of the budgets not result for Audiatur AB in 1994 will be reached included the effects of possible new products added through the year. If a new investor in Nortelco AS gives the possibility, Marc Oldmar will be paid SEK 200,000,- when capital from a new investor is available.


4.   New employment agreement for Marc Oldmar is a condition.

5. It is a condition that the value of the assets and inventory is according to financial statement and balance, and that agreements as pension agreements, guarantee responsibilies, shareholder agreements unknown at the acquisition do not exist.

6.   The purchase is current from January 1, 1994.

7. The purchase is to be made subject to approval from the board of directors/ shareholders's meeting with both parties, and also approval from Auditor's main connections.




                               Oslo, April 14,1993


Nortelco AS                                               Audiatur AB



-----------------------                                   ----------------------
/s/ B. Nysted                                             /s/ M. Oldmar